Exhibit 10.8

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT dated as of the 24th day of July, 2007,

BETWEEN:

NADWYNN SING, a businessman having an office at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(the “Vendor”)

AND:

FABIO MONTANARI, a businessman with Italian Passport No. E571059 with current domicile at Via il Perugino 8, No. 09121 Cagliari, Italy

Also representing KEVAN LYNTON ASHWORTH, SALVATORE MASSIMO MASCIA, CLAUDIO GAVIANO AND MARIO MAY LEE.

(the “Purchasers”)

WHEREAS:

A.

the Vendor is the registered and beneficial owner of 11 million shares of common stock (the “Shares”) of Soltera Mining Corp. ( the “Company”);

B.

the Vendor wishes to transfer the Shares to the Purchaser pursuant to the terms and conditions set out in this agreement;

C.

Montanari has sold all his shares in Incas Mineral, S.A. to the Company pursuant to the terms and conditions of a share acquisition agreement dated July 24th, 2007 (the “Share Acquisition Agreement”);

D.

Montanari will guarantee that Incas Mineral, S.A. will meet all requirements of the two exploration agreements entered into on July 6, 2007 until August 31, 2007 (the “Exploration Agrements”). For this proposal the Company will pay to Mr. Antonio Agustin Giulianotti the amount of US$ 180.000 as loan to Mr. Giulianotti requested by the contract that Mr. Giulianotti has with Incas Minerals. This entire sum will be secured by Montanari with the all amount of the Share that will be transferred to the Purchasers only when Mr Giulianotti will sign, for the amount received, a loan agreement with Soltera in the exact terms agreed by Soltera. Alternatively the entire sum will be secured with two projects that Montanari have optioned in Mexico: the Casita Colorada Project and the Real de Cananea Project.

E.

as a result of the acquisition of the shares by the Company pursuant to the Share Acquisition Agreement, the Vendor has received an indirect benefit as a shareholder of the Company;

F.

After the transaction the Purchasers will divide up the Shares using the following amounts: Fabio Montanari 8,300,000, Kevan Lynton Ashworth 2,000,000, Salvatore Massimo Mascia 400,000,

Claudio Gaviano 200,000 and Mario May Lee 100,000.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.

As additional consideration for Montanari selling his shares pursuant to the Share Acquisition Agreement and as a condition precedent to the Share Acquisition Agreement, the Vendor agrees to transfer the Shares to the Purchasers at no cost.

2.

The Vendor represents and warrants to the Purchasers that:

a.

the Vendor owns his respective Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and the Vendor has due and sufficient right and authority to enter into this agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchasers.

b.

No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares.

3.

Montanari represents and warrants to the Vendor that he represents the Purchasers and is able to sign to accept the share transfer on the behalf of the Purchasers.

4.

This agreement will enure to the benefit of and will be binding upon the Vendor and his respective successors and assigns and upon the Purchasers and his respective successors and assigns.

5.

The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have hereunto set their hands and/or corporate seals as of the day and year first above written.

SIGNED, SEALED and DELIVERED	)
by Nadwynn Sing in the presence of:	)
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/s/ witness	)
Signature of Witness	)	/s/ Nadwynn Sing
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	)	NADWYNN SING
Name of Witness	)
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Address	)
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Occupation:	)

SIGNED, SEALED and DELIVERED	)
by Fabio Montanari in the presence of:	)
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/s/ witness	)
Signature of Witness	)	/s/ Fabio Montanari
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	)	FABIO MONTANARI
Name of Witness	)
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Address	)
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Occupation:	)